UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2014
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
333 Clay Street, Suite 2400
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On July 14, 2014, OTLP GP, LLC, the general partner (the “General Partner”) of Oiltanking Partners, L.P. (the “Partnership”), executed Amendment No. 1 (the “Amendment”) to the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), which defines the rights of the holders of partnership interests in the Partnership. The Amendment was executed in connection with the previously announced two-for-one split of the Partnership's common and subordinated units, which was completed on July 14, 2014 (the “July 2014 Unit Split”).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted above in Item 3.03 of this Current Report on Form 8-K, the General Partner amended the Partnership Agreement on July 14, 2014. The Amendment provides, among other things, for the proportionate adjustment of the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, and Third Target Distribution, in connection with the July 2014 Unit Split.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P., dated July 14, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	July 16, 2014	By:	/s/ Brian C. Brantley
			Name:	Brian C. Brantley
			Title:	Vice President, General Counsel and Secretary

Exhibit Index

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P., dated July 14, 2014.